Endeavor IP, Inc. Receives Notice of Allowance for New U.S. Patent

NEW YORK, NY (July 17, 2014) – Endeavor IP, Inc. (OTC:BB: ENIP) (“Endeavor”), an intellectual property services and patent licensing company, announced today that it received a Notice of Allowance from United States Patent and Trademark Office for an important patent application that relates to wireless communication enabled meter and network patent. The issuance of the application further enhances the existing portfolio and coverage of technology related to wireless communication enabled meters and networks.

“We are extremely pleased to have received allowance of this important patent” said Rob Dhat, Chief Executive Officer of Endeavor. “With this Notice of Allowance from the USPTO, we further expand our families of patents in wireless communication networks. These patent allowances are a critical component in building a robust intellectual property portfolio, which strengthens our patent monetization efforts.”

About Endeavor IP, Inc.

Endeavor IP, Inc. is an intellectual property services and patent licensing company that is engaged in the acquisition and licensing of intellectual property. Endeavor IP is based in New York, NY.

www.enip.com.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.